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                          HOLLINGER INTERNATIONAL INC.

              OFFER TO EXCHANGE SHARES OF ITS CLASS A COMMON STOCK
                FOR ANY AND ALL 9 3/4% PRIDES DEPOSITARY SHARES
               REPRESENTING SERIES B CONVERTIBLE PREFERRED STOCK

To Our Clients:                                                     July 8, 1998

Enclosed for your consideration are the Offering Circular dated July 8, 1998, and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the offer by Hollinger International Inc., a Delaware corporation (the "Company"), pursuant to which the Company is offering to exchange 0.92 shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), for each outstanding 9 3/4% PRIDES Depositary Share ("PRIDES") representing Series B Convertible Preferred Stock of the Company, upon the terms and subject to the conditions of the Exchange Offer.

All PRIDES properly tendered and not withdrawn will be exchanged, upon the terms and subject to the conditions of the Exchange Offer. All PRIDES not exchanged pursuant to the Exchange Offer will be returned to the tendering holders at the Company's expense as promptly as practicable following the Expiration Date (as defined in the Offering Circular).

We are the holder of record of PRIDES held for your account. As such, we are the only ones who can tender your PRIDES, and then only pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER PRIDES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the PRIDES we hold for your account upon the terms and subject to the conditions of the Exchange Offer.

     We call your attention to the following:

1. You may tender any portion or all of your PRIDES.

2. The Exchange Offer is not conditioned upon any minimum number of PRIDES being tendered. The Exchange Offer is, however, subject to certain other conditions. See "The Exchange Offer -- Certain Conditions of the Exchange Offer" in the Offering Circular.

3. The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, August 4, 1998, unless the Exchange Offer is extended.

4. Tendering holders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer of PRIDES to the Company pursuant to the Exchange Offer.

If you wish to have us tender any or all of your PRIDES, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your PRIDES, we will tender all such PRIDES unless you specify otherwise on the instruction form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, AUGUST 4, 1998, UNLESS THE EXCHANGE OFFER IS EXTENDED.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF PRIDES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.
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                                  INSTRUCTIONS
                              WITH RESPECT TO THE
                OFFER TO EXCHANGE SHARES OF CLASS A COMMON STOCK
                FOR ANY AND ALL 9 3/4% PRIDES DEPOSITARY SHARES
               REPRESENTING SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                          HOLLINGER INTERNATIONAL INC.

The undersigned acknowledge(s) receipt of your letter and the Offering Circular dated July 8, 1998, and the related Letter of Transmittal (which together constitute the "Exchange Offer"), in connection with the offer by Hollinger International Inc., a Delaware corporation (the "Company"), pursuant to which the Company is offering to exchange 0.92 shares of its Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), for each outstanding 9 3/4% PRIDES Depositary Share ("PRIDES") representing Series B Convertible Preferred Stock of the Company, upon the terms and subject to the conditions of the Exchange Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of PRIDES indicated below or, if no number is indicated, all PRIDES you hold for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

AGGREGATE NUMBER OF PRIDES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:*

                              ------------ PRIDES

*Unless otherwise indicated, all the PRIDES held for the account of the undersigned will be tendered.

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                                 SIGNATURE BOX

 Signature(s)
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 Dated
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 Name(s) and Address(es)
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                                                (Please Print)

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 Area Code and Telephone Number
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 Taxpayer Identification or
 Social Security Number
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